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                                        ARTHUR
                                       ANDERSEN

                               ARTHUR ANDERSEN & CO. SC




May 6, 1994                                     Arthur Andersen & Co.
                                                Suite 400
                                                6501 Americas Parkway NE
                                                Albuquerque, NM 87110-5372
                                                505 889-4700


Public Service Company of New Mexico:

We are aware that Public Service Company of New Mexico has incorporated by reference in its Registration Statement No. 33-65441 its Form 10-Q for the quarter ended March 31, 1994, which includes our report dated May 6, 1994 covering the unaudited interim financial information contain therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

Very truly yours,

Arthur Andersen & Co.

Arthur Andersen & Co.